Exhibit 99.1

PUBLIC ANNOUNCEMENT TO THE SHAREHOLDERS OF
This announcement is in continuation of and shall be read in conjunction with the original Public Announcement dated September 13, 2006 and the subsequent public announcements dated November 6, 2006, November 22, 2006, December 8, 2006, December 27, 2006 and January 4, 2007 (collectively the “PAs”) and the Letter of Offer to the shareholders of i-flex Solutions Limited dated November 23, 2006 (the “Letter of Offer”), issued/sent by or on behalf of Oracle Global (Mauritius) Ltd. (“OGM”/the “Acquirer”) and Oracle Corporation as the Person Acting in Concert with the Acquirer (“OC”/“PAC”), pursuant to Regulation 10 and 12 and in compliance with the Securities and Exchange Board of India (Substantial Acquisition of Shares and Takeovers) Regulations, 1997 and subsequent amendments thereto (the “SEBI (SAST) Regulations”). The details subsequent to the completion of the cash offer made vide the aforesaid PAs under the SEBI (SAST) regulations, by Acquirer along with PAC to acquire up to 28,390,000 fully paid up equity shares of face value Rs.5/- each of i-flex solutions limited (“i-flex”/ the “Target Company”) representing 34.14% of the Emerging Voting Capital of the Company at an Offer Price of Rs.2,084.00 per fully paid up equity share along with interest of Rs.16.00 per fully paid up equity share, amounting to a total payment of Rs.2,100 per fully paid up equity share, are as under:

1.	Name of the Target Company	:	i-flex solutions limited
2.	Name of the Acquirer(s) including PACs	:	Oracle Global (Mauritius) Ltd. (Acquirer) and Oracle Corporation (PAC)
3.	Name of Manager to the offer	:	DSP Merrill Lynch Limited
4.	Name of the Registrar to the offer	:	Mondkar Computers Private Limited
5.	Offer Details
	a) Date of opening of the offer	:	December 4, 2006
	b) Date of closure of the offer	:	December 23, 2006
6.	Details of the acquisition

Proposed in the
Sr.		Offer Document*
No	Item	(including the revision)	Actual*
6.1	Shareholding of Acquirer/PAC (Number and %) before MOU/ PA	44,595,730 (54.80%)	44,595,730 (54.80%)
6.2	Shares agreed to be acquired by way of Preference Issue (Number and %)	4,447,418 (5.81%)	4,447,418 (5.81%)
6.3	Shares acquired in the open offer (Number and %)	28,390,000 (34.89%)	22,885,968 (28.03%)
6.4	Size of the open offer (Number of shares multiplied by offer price of Rs. 2,084/- per share)	Rs. 59,164,760,000	Rs. 47,694,357,312
6.5	Shares acquired after P.A. but before 7 working days prior to closure date, if any (Number and %)	NIL	NIL
6.6	Post offer shareholding of Acquirers/PACs (Number and %)	72,985,730 (89.69%)	67,481,698 (82.92%)
6.7	Pre & Post offer shareholding of Public (Number and %)	Pre — 36,781,948 (45.20%) Post — 8,391,948 (10.31%)	Pre — 36,781,948 (45.20%) Post — 13,895,980 (17.08%)

*	As a percentage of the subscribed and paid-up equity share capital as on January 8, 2007 of 81,377,678 shares.
7.	Status of the escrow account, whether released or not: Released

8.	Payment of interest to the shareholders along with the details thereof: Rs 16.00 per fully paid up equity share of i-flex.

This interest is computed at a rate of 10% per annum on the revised offer price of Rs. 2,084 per fully paid up equity share for the period from the original scheduled date of payment (December 9, 2006) up to the revised scheduled date of payment (January 6, 2007) or actual date of dispatch of payment consideration (January 6, 2007), whichever is later.

9.	Status of investor complaints received, if any: Four investor complaints are pending as of the date of this Public Announcement and are being addressed.
The Acquirer and the PAC accept full responsibility for the information contained in this Public Announcement. The Acquirer and the PAC are jointly and severally responsible for the fulfilment of each of their obligations in terms of the SEBI (SAST) Regulations.
This Public Announcement will also be available on the SEBI’s website www.sebi.gov.in
Issued by the Manager to the Offer on behalf of the Acquirer and the PAC

MANAGER TO THE OFFER
DSP Merrill Lynch Limited
10th Floor, Mafatlal Centre, Nariman Point, Mumbai — 400 021
Tel No: +91 22 6632 8000, Fax No: +91 22 2204 8518
Email: iflex_openoffer@ml.com
Contact Person: Mr. Suramya Gupta
Place: Mumbai
Date: February 10, 2007